Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 of our report dated March 26, 2010, except as to the last two paragraphs of Note 15 which are as of May 26, 2010 relating to the financial statements of Tesla Motors, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

May 26, 2010

San Jose, California